Exhibit 10.23

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of October 1, 2014, by and between Four Oaks Bank & Trust Company (the “Bank”), and Clifton L. Painter (“Consultant”). Bank and Consultant may be collectively referred to herein individually as a “Party” and collectively as the “Parties.”

Consultant has expertise and experience that will be beneficial to the Bank’s business; and the Bank and Consultant desire to enter into this Agreement for the purpose of setting forth the terms under which Consultant will provide consulting services as an independent contractor to the Bank.

Therefore, in consideration of the above, and the mutual promises set forth below, the Parties agree as follows:

1.Relationship of Parties – Independent Contractor Status. The Parties hereby acknowledge and agree that Consultant’s services for the Bank shall be provided strictly as an independent contractor. Nothing in this Agreement shall be construed to render him an employee, co-venturer, agent, or other representative of the Bank. Consultant understands that he must comply with all tax laws applicable to a self-employed individual, including the filing of any necessary tax returns and the payment of all income and self-employment taxes. The Bank shall not be required to withhold from payments of the Consulting Fees any state or federal income taxes or to make payments for Social Security tax, unemployment insurance, or any other payroll taxes. The Bank shall not be responsible for, and shall not obtain, worker’s compensation insurance, disability benefits insurance, or unemployment security insurance coverage for Consultant. Consultant is not eligible for, nor entitled to, and shall not participate in, any of the Bank’s health or other benefit plans. Consistent with his duties and obligations under this Agreement, Consultant shall, at all times, maintain sole and exclusive control over the manner and method by which he performs his services. Consultant shall have the right to perform work for others during the term of this Agreement as long as he fulfills his obligations hereunder.

2.No Obligation under Employment Agreement. The Parties acknowledge and agree that the Amended and Restated Executive Employment Agreement between them dated December 11, 2008 is terminated and neither Party has any further obligation under that agreement. Consultant hereby specifically waives any entitlement to any severance payments or benefits he might have under that agreement.

3.Description of Services. Consultant agrees to provide such consulting services as the Bank may reasonably request (the “Services”). The Services shall include the services listed on Attachment A hereto. Consultant represents to Bank that Consultant has the knowledge and skills required to undertake all of the Services.

4.Term and Termination. The term of this Agreement shall begin on [October 1,] 2014 and shall continue for a twenty-four (24) month period (the “Term”). Either Party may terminate this Agreement immediately upon written notice in the event of the other’s material breach of this Agreement.

5.Consulting Fees. During the first twelve (12) months of the Term, the Bank shall pay Consultant a consulting fee of Eleven Thousand and 00/100 Dollars ($11,000.00) per month and during the second twelve (12) months of the Term, the consulting fee shall be Ten Thousand and 00/100 Dollars ($10,000.00) per month. The monthly consulting fees are referred to herein as the “Consulting Fees.” The Consulting Fees shall be paid on the last business day of each month of the Term.
6.Restricted Stock. Consultant shall be entitled to participate in the Restricted Stock Plan contemplated by the certain Securities Purchase Agreement dated March 24, 2014 by and between Four Oaks Fincorp, Inc. holding company of the Bank (“FOFN”) and Kenneth R. Lehman in accordance with the terms of that Plan. Following adoption of such Restricted Stock Plan by FOFN, Consultant shall be entitled to receive an award of 80,000 shares of restricted stock. The restricted stock shall be time-vested and subject to the usual terms and conditions of FOFN’s award agreement, provided that fifty percent (50%) of the stock shall vest on the first anniversary of this Agreement and the remaining stock shall vest on the second anniversary of this Agreement, and provided further, that all outstanding restricted stock shall immediately vest upon Consultant’s death.

7.Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities. Consultant acknowledges that: (a) Consultant will have access to Trade Secrets and Confidential Information, as defined below; (b) the Bank is engaged in the business of commercial banking (the “Business”); and (c) the provisions set forth in this Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities Section are reasonably necessary to protect the Bank’s legitimate business interests, are reasonable as to time, territory and scope of activities which are restricted, do not interfere with public policy or public interest, and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed upon him.

7.1.Trade Secrets and Confidential Information. Consultant acknowledges that: (a) the Bank will disclose to him certain Trade Secrets and Confidential Information; (b) Trade Secrets and Confidential Information are the sole and exclusive property of the Bank (or a third party providing such information to the Bank), and the Bank or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right; and (c) the disclosure of Trade Secrets and Confidential Information to Consultant does not confer upon him any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information.

7.1.1.Consultant may use the Trade Secrets and Confidential Information only in accordance with applicable Bank policies and procedures and solely for the Bank’s benefit while he is retained by the Bank. Except as authorized in the performance of Services for the Bank, Consultant will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, or transfer Trade Secrets or Confidential Information or any portion thereof. Upon the Bank’s request, Consultant shall return Trade Secrets and Confidential Information and all related materials.
7.1.2.If Consultant is required to disclose Trade Secrets or Confidential Information pursuant to a court order or other government process or such disclosure is necessary to comply with applicable law or defend against claims, he shall: (a) notify the Bank promptly before any such disclosure is made; (b) at the Bank’s request and expense take all reasonably necessary steps to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (c) permit the Bank to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.
7.1.3.Consultant’s obligations with regard to Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.
7.1.4.Consultant’s obligations with regard to Confidential Information shall remain in effect while he is retained by the Bank and following the termination of such retention.
7.1.5.As used in this Agreement, “Trade Secrets” means information of the Bank, suppliers, customers, or prospective customers, including, but not limited to, data, patterns, compilations, programs, devices, methods, techniques, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, which: (a) derives independent actual or potential commercial value, from not being generally known to or readily ascertainable through independent development by persons or entities who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
7.1.6.As used in this Agreement, “Confidential Information” means information, other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, marketing campaigns, and information regarding employees, provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Consultant.

7.2.Bank Property. Upon the termination of his retention or upon the Bank’s earlier request, Consultant shall: (a) deliver to the Bank all records, memoranda, data, documents and other property of any description which refer or relate in any way to Trade Secrets or Confidential Information, including all copies thereof, which are in his possession, custody or control; (b) deliver to the Bank all Bank property (including, but not limited to, keys, customer files, contracts, proposals, work in process, manuals, forms, computer- stored work in process and other computer data, research materials, other items of business information concerning any Bank customer, or Bank business or business methods, including all copies thereof) which is in his possession, custody or control; (c) bring all such records, files and other materials up to date before returning them; and (d) fully cooperate with the Bank in winding up his work and transferring that work to other individuals designated by the Bank.
7.3.Competitive Business Activities. Consultant agrees that, during the Term of this Agreement (the “Non-Competition Period”), Consultant will not:
(a)    on Consultant’s own or another’s behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise:
(i)    compete with the Bank in the Bank’s Business; or
(ii)    offer employment to or otherwise solicit for employment any employee or other person who had been employed by the Bank during the last year of Consultant’s retention with the Bank;
(b)    be employed (or otherwise engaged) in (i) a management capacity, (ii) other capacity providing the same or similar services which Consultant provided to the Bank, or (iii) any capacity connected with competitive business activities, by any person or entity that engages in the same business as, or competitive business with, the Bank’s Business; or
(c)    take any action, which is materially detrimental, or otherwise intended to be adverse to the Bank’s goodwill, name, business or customer relations, prospects and operations.
7.3.1.The Parties desire that the restraints in this Section 7.3 apply to the largest enforceable territory as follows: (a) within a 60-mile radius of the location of the Bank’s principal office during Consultant’s retention with the Bank; (b) any city, metropolitan area, or county in which Consultant’s substantial services were provided, or in which Consultant worked on Bank projects, while retained by the Bank; (c) any city, metropolitan area, or county in which the Bank is located or does or, during Consultant’s retention with Bank, did business.
7.3.2.Notwithstanding the foregoing, Consultant’s ownership, directly or indirectly, of not more than one percent (1%) of the issued and outstanding stock of a corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not violate Section 7.3.

7.4.Remedies. Consultant acknowledges that his failure to abide by the Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities provisions of this Agreement would cause irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled by virtue of Consultant’s failure to abide by these provisions, the Bank may seek equitable relief, including, but not limited to, preliminary and permanent injunctive relief, for Consultant’s actual or threatened failure to abide by these provisions, and Consultant will indemnify the Bank for all expenses including attorneys’ fees in seeking to enforce these provisions.
7.5.Tolling. The period during which Consultant must refrain from the activities set forth in Section 7.3 shall be tolled during any period in which he fails to abide by these provisions.
7.6.Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Consultant’s obligations or the Bank’s rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Consultant has executed in the past, or may execute in the future or contemporaneously with this Agreement.
8.Ownership of Materials. All right, title and interest in and to any and all inventions (and all proprietary rights with respect thereto), trade secrets, confidential and proprietary information, software programs, discoveries, conceptions, preparations and developments, whether or not eligible for or covered by patent, copyright or trade secret protection, and whether or not any of the foregoing constitute works for hire or would otherwise belong to the Bank by operation of law, developed for the Bank as part of the Services, and arising out of and related to the Services (collectively, the “Work Product”), shall belong exclusively to the Bank. Consultant shall, and hereby does, assign to Bank all of his right, title, and interest in such Work Product. Upon request of the Bank and at the Bank’s expense, Consultant shall take such further actions, including execution and delivery of instruments of conveyance necessary to obtain legal protection in the United States and foreign countries for such Work Product and for the purpose of vesting title thereto in the Bank, or its nominee, as may be appropriate to give full and proper effect to such assignment and to vest in the Bank complete title and ownership to such Work Product.

9.Waiver. No waiver of any right or remedy with respect to any occurrence or event shall be deemed a waiver of such right or remedy with respect to such occurrence or event in the future. No waiver of any of Consultant’s obligations under this Agreement shall be effective unless in writing and signed by the Bank.

10.Reformation/Severability of Agreement. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such decision shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which the decision was rendered. If the invalid or unenforceable provision cannot be reformed, the other provisions or applications of this Agreement shall be given full effect, and the invalid or unenforceable provision shall be deemed omitted. Additionally, if any of the provisions, clauses, or phrases in Section 7, Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities, are held to be unenforceable by a court of competent jurisdiction, then the Parties desire that such provision, clause, or phrase be “blue-penciled” or rewritten by the court to the extent necessary to render it enforceable.

11.Assignment. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, but may not be assigned by either Party without the prior written consent of the other, except that the Bank may assign this Agreement without the prior written consent of Consultant to a subsidiary or successor of the Bank.

12.Governing Law and Consent to Jurisdiction. The Parties agree that this Agreement shall be governed and construed by the laws of the State of North Carolina (without giving effect to conflict of laws principles). Each of the Parties hereby consents to exclusive jurisdiction in North Carolina for the purpose of any litigation relating to this Agreement and agrees that any action or proceeding arising out of or relating to this Agreement shall be conducted in the courts of Wake County, North Carolina, or the federal courts of the United States for the Eastern District of North Carolina.

13.Entire Agreement; Amendment. The Agreement embodies the entire agreement between the Bank and Consultant relating to the subject matter hereof. No changes, modifications or amendments of any term hereof shall be valid unless agreed upon by the Parties in writing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Consulting Agreement as of the date first above written.

CONSULTANT:

/s/ Clifton L. Painter_________________________
Clifton L. Painter

Four Oaks Bank & Trust Company

By: /s/ Ayden R. Lee, Jr.______________________

Title: Chairman/ President/ CEO_______________

ATTACHMENT A

Consulting Services

The Services to be provided under this Consulting Agreement include:

1.    Internal loan review.

2.    Consult on end-to-end credit delivery process.

3. Credit projects including integration of loan manual with the re-engineering of the end-to-end credit delivery process.

4.    Assist with asset resolution plan, including the disposition of the Brunswick assets.

5.    Develop strategy for lending in the agriculture sector and assist with implementation.

6.    Update appraisal process and guidelines, track appraisers and maintain approved list.

7.    Follow-up inspections on construction loans to insure properly dispersed funds in relation to percent completion and bank guidelines; perform local inspections for required draws.

8.    Goodwill positions within community/nonprofit leadership positions.

9.    Act as Trustee for the Bank for deeds of trust on real estate.

10.    Such other services from time to time requested by the Bank.

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